Exhibit 10.2

EXECUTION COPY

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of March 9, 2007, is made by CARROLS RESTAURANT GROUP, INC., a corporation organized under the laws of Delaware (the “Parent”), and the Subsidiaries of the Parent who are or may become party hereto as pledgors (the “Subsidiary Pledgors” and, together with the Parent, as pledgors, the “Pledgors” and, each individually, a “Pledgor”) and the Issuers and Partnerships/LLCs (each as hereinafter defined) party hereto, in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Agent”), for the ratable benefit of itself and the Secured Parties (as hereinafter defined).

STATEMENT OF PURPOSE

Pursuant to the terms of that certain Loan Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Carrols Corporation, a Delaware corporation, as borrower (the “Borrower”), the financial institutions who are or may become party thereto (the “Lenders”) and the Agent, the Lenders have agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein.

It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Loan Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of itself and the other Secured Parties.

The Pledgors are the legal and beneficial owners of (a) the shares of Pledged Stock (as hereinafter defined) issued by certain corporations (collectively, the “Issuers”) as specified on Schedule I hereto and incorporated herein by reference (as such schedule may be amended, restated, supplemented or otherwise modified from time to time) and (b) the Partnership/LLC Interests (as hereinafter defined) in the partnerships and limited liability companies (collectively, the “Partnerships/LLCs”) listed on Schedule I hereto and incorporated herein by reference (as such schedule may be amended, restated, supplemented or otherwise modified from time to time).

NOW, THEREFORE, in consideration of the foregoing premises and to induce the Agent and the Lenders to enter into and make available extensions of credit pursuant to the Loan Agreement, the Pledgors, the Issuers and the Partnership/LLCs hereby agree with the Agent, for the ratable benefit of itself and the other Secured Parties, as follows:

SECTION 1. Defined Terms.

(a) The following terms shall have the following meanings:

“Burger King Rights” means the collective reference to Burger King Corporation’s rights (if any) under its franchise agreements with the Borrower pursuant to which Burger King Corporation shall be entitled to:

(a) prior written notice of any sale of all or substantially all of the voting stock of the Borrower;

(b) a right of first refusal to purchase all or substantially all of the voting stock in connection with a sale thereof; and

(c) prior approval of any sale of all or substantially all of the voting stock of the Borrower;

in each case to the extent set forth in a legally binding franchise agreement executed by the Borrower and Burger King Corporation.

“Code” means the Uniform Commercial Code as in effect in the State of New York (as amended or otherwise modified from time to time); provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Collateral” means the Stock Collateral and the Partnership/LLC Collateral.

“Obligations” means:

(a) with respect to the Borrower, the meaning assigned thereto in the Loan Agreement;

(b) with respect to the Parent, the obligations of the Parent under that certain Parent Guaranty dated as of even date herewith made by the Parent in favor of the Agent, for the ratable benefit of itself and the other Secured Parties (as amended, restated, supplemented or modified from time to time);

(c) with respect to each Subsidiary Pledgor (other than the Borrower), each Issuer (other than the Borrower) and each Partnership/LLC, the obligations of such Subsidiary Pledgor, such Issuer and such Partnership/LLC under that certain Subsidiary Guaranty Agreement dated as of even date herewith made by certain Subsidiaries of the Borrower in favor of the Agent, for the ratable benefit of itself and the other Secured Parties (as amended, restated, supplemented or modified from time to time); and

(d) with respect to all Pledgors, all Issuers and all Partnership/LLCs, all liabilities and obligations of the Pledgors, the Issuers and the Partnership/LLCs hereunder.

“Partnership/LLC Collateral” means the Partnership/LLC Interests and all Proceeds therefrom.

“Partnership/LLC Interests” means the entire partnership or membership interest of the Pledgors in each Partnership/LLC listed on Schedule I hereto (as such schedule may be amended, restated, supplemented or modified from time to time), including, without limitation, the Pledgors’ capital accounts, their interest as partners or members in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of the Partnerships/LLCs, their interests in all distributions made or to be made by the Partnerships/LLCs to the Pledgors and all of the other economic rights, titles and interests of the Pledgors as partners or members of the Partnerships/LLCs, whether set forth in the partnership agreement or membership agreement of the Partnerships/LLCs, by separate agreement or otherwise.

“Pledge Agreement” means this Pledge Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Pledged Stock” means the shares of capital stock of each Issuer listed on Schedule I hereto (as such schedule may be amended, restated, supplemented or modified from time to time), together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to the Pledgors while this Pledge Agreement is in effect (including, without limitation, all of the other economic rights, titles and interests of any Pledgor as a shareholder or owner of such Issuer, whether set forth in the articles, bylaws or other governing document of such Issuer, by separate agreement or otherwise).

“Proceeds” means all “Proceeds” as such term is defined in Section 9-102(64) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock and the Partnership/LLC Interests, collections thereon, proceeds of sale thereof or distributions with respect thereto.

“Security Interests” means the security interests granted pursuant to Section 2, as well as all other security interests created or assigned as additional security for the Obligations pursuant to the provisions of the Loan Agreement.

“Secured Parties” means the Agent, each Lender and any counterparty to an Interest Rate Risk Agreement that is a Lender or an Affiliate of a Lender at the time such Interest Rate Risk Agreement is executed.

“Stock Collateral” means the Pledged Stock and all Proceeds therefrom.

(b) Capitalized terms defined in the Loan Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Loan Agreement. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Pledge

Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section and Schedule references are to this Pledge Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, shall refer to such Pledgor’s Collateral or the relevant part thereof. Capitalized terms defined in the Code and not otherwise defined herein shall have the meaning assigned thereto in the Code.

SECTION 2. Pledge and Grant of Security Interest. The Pledgors hereby deliver to the Agent, for the ratable benefit of the Agent and the other Secured Parties, the Pledged Stock and hereby grant to the Agent, for the ratable benefit of the Agent and the other Secured Parties, a first priority security interest in the Pledged Stock and all other Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; provided, that (i) any Security Interest in any Collateral constituting Pledged Stock or Partnership/LLC Interests issued by any Issuer which is not organized under the laws of any political subdivision of the United States shall be limited to sixty-six percent (66%) of all issued and outstanding shares of all classes of voting Equity Interests of such Issuer and one hundred percent (100%) of all issued and outstanding shares of all classes of non-voting Equity Interests of such Issuer and (ii) the Security Interests granted herein shall not extend to, and the term “Collateral” shall not include any Equity Interests issued by an Excluded Entity.

SECTION 3. Stock Powers; Register of Pledge. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock, the Pledgors shall deliver an undated stock power covering such certificate, duly executed in blank by the applicable Pledgor with, if the Agent so requests, signature guaranteed.

SECTION 4. Pledgors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Pledgor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder (including, without limitation, all of its obligations as a partner or member of any Partnership/LLC, if applicable) to the same extent as if this Pledge Agreement had not been executed, (b) the exercise by the Agent or any other Secured Party of any of their respective rights hereunder shall not release any Pledgor from any of its duties or obligations under the contracts and agreements included in the Collateral (including, without limitation, all of its obligations as a partner or member of any Partnership/LLC, if applicable), (c) neither the Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Pledge Agreement (including, without limitation, any obligations or liabilities as a partner or member of any Partnership/LLC), nor shall the Agent or any Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Agent nor any Secured Party shall have any liability in contract or tort for any Pledgor’s acts or omissions.

SECTION 5. Representations and Warranties. To induce the Agent and the Lenders to execute the Loan Agreement and make any extensions of credit and to accept the security contemplated hereby, each Pledgor hereby represents and warrants that:

(a) Such Pledgor (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all necessary power and authority to conduct its business as presently conducted, and (iii) is duly qualified to do business and in good standing in all jurisdictions in which the failure to so qualify could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of such Pledgor.

(b) The execution, delivery and performance of this Pledge Agreement (i) have all been duly authorized by all necessary action; (ii) are within the power and authority of such Pledgor; (iii) do not and will not contravene or violate any Legal Requirement applicable to such Pledgor or the Organizational Documents of such Pledgor, the contravention or violation of which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of such Pledgor; (iv) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which such Pledgor or any of its Property may be bound, and (v) do not and will not result in the creation of any Lien upon any Property of such Pledgor, except in favor of Agent or as expressly contemplated herein.

(c) This Pledge Agreement is a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors’ rights generally and by general equitable principles.

(d) All necessary permits, registrations and consents for such making and performance of this Pledge Agreement have been obtained (including, without limitation, the consent of any stockholder or creditor of any Pledgor or any Issuer or any general or limited partner or member of any Partnership/LLC).

(e) The Security Interests will constitute valid and perfected first and prior Liens on the Collateral described herein, subject to no other Liens whatsoever except Permitted Liens.

(f) Each financing statement naming such Pledgor as a debtor is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule II and, upon the filing of appropriate financing statements in such filing offices, the Security Interests will be perfected to the extent such Security Interests can be perfected by the filing of financing statements.

(g) Except as disclosed in the Parent’s or the Borrower’s filings with the Securities and Exchange Commission on or prior to December 15, 2006, there is no litigation or administrative proceeding, to the knowledge of any executive officer of such Pledgor, pending or threatened against, nor any outstanding judgment, order or decree against, such Pledgor before or by any Governmental Authority which does or could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of such Pledgor or on the ability of such Pledgor to perform its respective obligations under any Loan Document to which it is a party and such Pledgor is not in default with respect to any judgment, order or decree of any Governmental Authority where such default would have a material adverse effect on the business, condition (financial or otherwise), operations or Properties of such Pledgor.

(h) The shares of Pledged Stock listed on Schedule I (as such schedule may be amended, restated, supplemented or otherwise modified from time to time) constitute (i) all of the issued and outstanding shares of all classes of the capital stock of each Issuer that is a domestic Subsidiary, (ii) sixty-six percent (66%) of all issued and outstanding shares of all classes of voting capital stock of each Issuer that is a first-tier foreign Subsidiary and (iii) one hundred percent (100%) of all issued and outstanding shares of all classes of non-voting capital stock of each Issuer that is a first-tier foreign Subsidiary.

(i) The Partnership/LLC Interests listed on Schedule I (as such schedule may be amended, restated, supplemented or otherwise modified from time to time) constitute (i) all of the outstanding ownership interests in which each Pledgor has any right, title or interest in each Partnership/LLC which is a domestic Subsidiary, (ii) sixty-six percent (66%) of the outstanding voting ownership interests in which each Pledgor has any right, title and interest in each Partnership/LLC which is a first-tier foreign Subsidiary and (iii) one hundred percent (100%) of all issued and outstanding shares of all classes of non-voting ownership interests of each Partnership/LLC that is a first-tier foreign Subsidiary.

(j) The Pledged Stock has been duly and validly issued and is fully paid and nonassessable and all of the Partnership/LLC Interests have been duly and validly issued.

(k) Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock and Partnership/LLC Interests listed on Schedule I (as such schedule may be amended, restated, supplemented or otherwise modified from time to time) free of any and all Liens or options in favor of, or claims of, any other Person, except (i) the Lien created by this Pledge Agreement and (ii) the Burger King Rights.

(l) Such Pledgor is organized under the laws of the state identified on Schedule II under such Pledgor’s name. The taxpayer identification number and Registered Organization number of such Pledgor is set forth on Schedule II under such Pledgor’s name. The chief place of business, chief executive office and any other office where such Pledgor keeps its books and records relating to the Collateral are located at the locations specified on Schedule II under such Pledgor’s name. Such Pledgor does no business nor has done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule II under such Pledgor’s name.

(m) Upon delivery to the Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgors and any Persons purporting to purchase any of the Collateral from any Pledgor.

(n) None of the Partnership/LLC Interests (i) are traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the Code, (iii) are Investment Company Securities (as defined in the Code) or (iv) are held or maintained in the form of a Securities Entitlement or credited to any Securities Account.

(o) The Pledgors have delivered to the Agent true and complete copies of the partnership agreements and operating agreements, as applicable, for each of the Partnerships/LLCs, which partnership agreements and operating agreements are currently in full force and effect and have not been amended or modified except as disclosed to the Agent in writing.

SECTION 6. Certain Covenants. The Pledgors covenant and agree with the Agent, for the ratable benefit of the Agent and the other Secured Parties, that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Loan Documents are terminated:

(a) The Pledgors agree that as partners or members in the Partnerships/LLCs they will abide by, perform and discharge each and every obligation, covenant and agreement to be abided by, performed or discharged by the Pledgors under the terms of the partnership agreements and operating agreements, as applicable, of the Partnerships/LLCs, at no cost or expense to the Agent and the other Secured Parties.

(b) If any Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Agent, hold the same in trust for the Agent and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided, that at no time shall the Pledged Stock or Partnership/LLC Interests of any Issuer or Partnership/LLC that is a first-tier foreign Subsidiary exceed sixty-six percent (66%) of the voting Pledged Stock or voting Partnership/LLC Interests of such Subsidiary and one hundred percent (100%) of the non-voting Pledged Stock or non-voting Partnership/LLC Interests of such Subsidiary. In addition, any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of any Issuer or Partnership/LLC shall be held by the Agent as additional collateral security for the Obligations.

(c) Without the prior written consent of the Agent, no Pledgor will (i) vote to enable, or take any other action to permit, any Issuer or Partnership/LLC to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of such Issuer or Partnership/LLC except for additional Pledged Stock or Partnership/LLC Interests that will be subject to the Security Interest granted herein, (ii) except as expressly provided to the contrary herein or in the Loan Agreement, consent to any modification, extension or alteration of the terms of any partnership agreement or operating agreement of the Partnerships/LLCs, (iii) except as expressly provided to the contrary herein or in the Loan Agreement, accept a surrender of any partnership agreement or operating agreement of any of the Partnerships/LLCs or waive any breach of or default under any partnership agreement or operating agreement of any of the Partnerships/LLCs by any other party thereto, (iv) except as expressly permitted pursuant to the terms of the Loan Agreement, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (v) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except (i) the Lien created by this Pledge Agreement and (ii) the Burger King Rights. The Pledgors will defend the right, title and interest of the Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

(d) Each Pledgor shall maintain the Security Interest created by this Pledge Agreement as a perfected Security Interest (to the extent required to do so hereunder) having the priority described in Section 5 and shall defend such Security Interest against the claims and demands of all Persons whomsoever.

(e) No Pledgor will, except upon prior written notice to the Agent and delivery to the Agent of all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Agent to maintain the validity, perfection and priority of the Security Interests and, if applicable, a written supplement to the Schedules to this Pledge Agreement:

(i) change its jurisdiction of organization or the location of its chief executive office from that identified on Schedule II;

(ii) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Agent in connection with this Pledge Agreement would become misleading; or

(iii) permit any Collateral (other than Certificated Securities delivered to the Agent pursuant to Section 2) to be held by any Securities Intermediary, held or maintained in the form of a Securities Entitlement or credited to any Securities Account.

(f) Pursuant to Section 9-509 of the Code and any other Legal Requirement, each Pledgor authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Agent determines appropriate to perfect the Security Interests of the Agent under this Pledge Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Agent may reasonably determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest. Further, a photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

(g) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgors, the Pledgors will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement. In furtherance of the foregoing, at the request of the Agent, the Pledgors shall cause each of the partners and members of each of the Partnerships/LLCs to execute a consent in form and substance satisfactory to the Agent evidencing the consent of such partners and members to the pledge of the Partnership/LLC Interests pursuant to this Pledge Agreement.

SECTION 7. Cash Dividends and Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgors of the Agent’s intent to exercise its rights pursuant to Section 8 of this Pledge Agreement, the Pledgors shall be permitted to receive all cash dividends and shareholder, partnership and membership distributions paid in accordance with the terms of the Loan Agreement in respect of the Collateral and to exercise all voting and corporate, partnership or membership rights, as applicable, with respect to the Collateral; provided, that no vote shall be cast or corporate, partnership or membership right exercised or other action taken which, in the Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent in any material respect with or result in any violation of any provision of the Loan Agreement, the Notes, any other Loan Documents or this Pledge Agreement.

SECTION 8. Rights of the Agent.

(a) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgors, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and partnership and membership distributions in respect of the Partnership/LLC Interests and make application thereof to the Obligations in the order set forth in Section 9.6 of the Loan Agreement and (ii) all shares of the Pledged Stock and the Partnership/LLC Interests shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate, partnership, membership and other rights pertaining to such shares of the Pledged Stock or Partnership/LLC Interests at any meeting of shareholders, partners or members of the applicable Issuer or Partnership/LLC or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the

Pledged Stock or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the applicable Issuer or Partnership/LLC, or upon the exercise by the Pledgors or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock or the Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock or the Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgors to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Pledgor hereby authorizes and instructs each Issuer or Partnership/LLC with respect to any Collateral consisting of Pledged Stock or Partnership/LLC Interests to (i) comply with any instruction received by it from the Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer or Partnership/LLC shall be fully protected in so complying, and (ii) upon and during the continuance of an Event of Default, if requested by the Agent, pay any dividends, distributions or other payments with respect to any Pledged Stock or Partnership/LLC Interests directly to the Agent.

(b) The rights of the Agent and the other Secured Parties hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any other Secured Party of any right or remedy against the Pledgors or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither the Agent nor any other Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

SECTION 9. Remedies. If an Event of Default shall occur and be continuing, upon the request of the Majority Lenders, the Agent shall be entitled to (but shall not be required to) exercise, on behalf of itself and the other Secured Parties, all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the Code or any other applicable Legal Requirement. Without limiting the generality of the foregoing with regard to the scope of the Agent’s remedies, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by any applicable Legal Requirement referred to below) to or upon the Pledgors, any Issuer, any Partnership/LLC or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by any applicable Legal Requirement, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgors, which right or equity is hereby waived or released. To the extent permitted by any applicable Legal Requirement, the Pledgors waive all claims, damages and demands they may acquire against the Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by any applicable Legal Requirement, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

SECTION 10. Agent’s Appointment as Attorney-In-Fact.

(a) Each Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following upon the occurrence and continuation of an Event of Default:

(i) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(ii) execute, in connection with any sale provided for in this Pledge Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)(A) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (B) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (C) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; and (D) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Pledge Agreement, all as fully and effectively as such Pledgor might do.

(b) If any Pledgor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 10(a).

(c) The expenses of the Agent incurred in connection with actions taken pursuant to the terms of this Pledge Agreement shall be payable by the Pledgors to the Agent on demand.

(d) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 10(a). All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the Security Interests created hereby are released.

SECTION 11. Registration Rights; Private Sales.

(a) If the Agent shall determine to exercise its right to sell any or all of the Collateral pursuant to Section 9 of this Pledge Agreement, and if in the opinion of the Agent it is necessary or advisable to have the Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Pledgors will cause the applicable Issuer or Partnership LLC to (i) execute and deliver, and cause the directors and officers of the applicable Issuer or Partnership LLC to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Agent, necessary or advisable to register the Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Collateral, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgors agree to cause the applicable Issuer or Partnership LLC to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) The Pledgors recognize that the Agent may be unable to effect a public sale of any or all the Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the applicable Issuer or Partnership LLC to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the applicable Issuer or Partnership LLC would agree to do so.

(c) The Pledgors further agree to use their best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 11 valid and binding and in compliance with any and all other applicable Legal Requirements. The Pledgors further agree that a breach of any of the covenants contained in this Section 11 will cause irreparable injury to the Agent and the other Secured Parties not compensable in damages, that the Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 11 shall be specifically enforceable against the Pledgors, and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.

SECTION 12. Amendments, etc. With Respect to the Obligations. The Pledgors shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgors, and without notice to or further assent by the Pledgors, any demand for payment of any of the Obligations made by the Agent or any other Secured Party may be rescinded by the Agent or such other Secured Party, and any of the Obligations continued, and the Obligations, or the liability of the Pledgors or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any other Secured Party, and the Loan Agreement, the Notes, any other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders (or the Majority Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any other Secured Party upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Pledgors, on the one hand, and the Agent and the other Secured Party, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgors waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Pledgors with respect to the Obligations.

SECTION 13. No Subrogation. Notwithstanding any payment or payments made by the Pledgors hereunder, or any setoff or application of funds of the Pledgors by the Agent, or the receipt of any amounts by the Agent with respect to any of the Collateral, the Pledgors shall not be entitled to be subrogated to any of the rights of the Agent against the Borrower or any guarantor or against any other collateral security held by the Agent for the payment of the Obligations, nor shall the Pledgors seek any reimbursement from the Borrower or any guarantor in respect of payments made by the Pledgors in connection with the Collateral, or amounts realized by the Agent in connection with the Collateral, until all amounts owing to the Agent and the other Secured Parties on account of the Obligations are paid in full and the Revolving Loan Commitments terminated. If any amount shall be paid to the Pledgors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Pledgors in trust for the Agent, segregated from other funds of the Pledgors, and shall, forthwith upon receipt by the Pledgors, be turned over to the Agent in the exact form received by the Pledgors (duly indorsed by the Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as set forth in the Loan Agreement.

SECTION 14. Limitation on Duties Regarding Collateral. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any other Secured Party nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgors or otherwise.

SECTION 15. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Agent in accordance with the terms of Section 9.6 of the Loan Agreement, and then to payment to the Pledgors or their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds. The Agent may make distribution hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

SECTION 16. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, without notice to any Pledgor or any other Obligor (any such notice being expressly waived by the Borrower and the other Obligors), to setoff and apply any and all deposits (general or special, time or demand, provisional or final but excluding the funds held in accounts clearly designated as escrow or trust accounts held by any Pledgor for the benefit of Persons which are not Affiliates of any Pledgor, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or Property at any time held, and other Indebtedness at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of the Borrower or any other Obligor against any and all of the Obligations irrespective of whether or not such Secured Party will have made any demand under the Loan Agreement, this Pledge Agreement, the Notes or any other Loan Document and although such obligations of the Pledgor may be contingent or unmatured or are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such indebtedness. Should the right of any Secured Party to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Secured Parties shall make restitution or refund to the applicable Pledgor pro rata in accordance with their (or their Affiliates’) Revolving Loan Commitments. Each Secured Party agrees to promptly notify the Borrower, on behalf of the Pledgors, and the Agent, on behalf of the Secured Parties, after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Agent and the Secured Parties and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent or the Secured Parties may have. This Section is subject to the terms and provisions of Sections 4.5 and 11.8 of the Loan Agreement.

SECTION 17. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

SECTION 18. Severability of Provisions. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Pledge Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions of this Pledge Agreement shall not be affected or impaired thereby.

SECTION 19. Titles and Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Pledge Agreement.

SECTION 20. No Waiver by Course of Conduct, Cumulative Remedies. No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure on the part of Agent or any other Secured party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy, right or power conferred upon the Agent or any other Secured Party is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

SECTION 21. Amendments, Waivers and Consents. No term, covenant, agreement or condition of this Pledge Agreement may be amended or waived, nor may any consent be given, except in the manner set forth in Section 11.5 of the Loan Agreement.

SECTION 22. Expenses, Indemnification and Waiver of Consequential Damages.

(a) Each Pledgor jointly and severally agrees to pay or reimburse each Secured Party and the Agent for all its costs and expenses incurred in connection with enforcing or preserving any rights under this Pledge Agreement and the other Loan

Documents to which such Pledgor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and to the Agent.

(b) Each Pledgor agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any such Pledgor’s delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Pledge Agreement.

(c) Each Pledgor agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, costs and expenses in connection with actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Pledge Agreement to the extent the Borrower would be required to do so pursuant to Section 11.4 of the Loan Agreement.

(d) To the fullest extent permitted by applicable law, each Pledgor shall not assert, and hereby waives, any claim against any indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Pledge Agreement, any other Loan Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No indemnitee referred to in this Section 22 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Pledge Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) All amounts due under this Section shall be payable promptly after demand therefor.

SECTION 23. Successor and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of each Pledgor (and shall bind all Persons who become bound as a Pledgor under this Pledge Agreement), the Agent and the other Secured Parties and their successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Agent and the Lenders.

SECTION 24. Governing Law; Jurisdiction; Venue; Service of Process.

(a) Governing Law. This Pledge Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York, without reference to the conflicts of law principles thereof.

(b) Submission to Jurisdiction. Each Pledgor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, New York and of the United

States District Court of the Borough of Manhattan, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Pledge Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Pledge Agreement or in any other Loan Document shall affect any right that the Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Pledge Agreement or any other Loan Document against any Pledgor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Pledgor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Pledge Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.2 of the Loan Agreement. Nothing in this Pledge Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 25. Notices. All notices and communications hereunder shall be given to the addresses and otherwise in accordance with Section 11.2 of the Loan Agreement.

SECTION 26. Control Agreement; Acknowledgement by Issuers.

(a) The Pledgors hereby authorize and instruct each Issuer and Partnership/LLC to comply, and each Issuer and Partnership/LLC hereby agrees to so comply, with any instruction received thereby from the Agent in accordance with the terms of this Pledge Agreement with respect to the Collateral, without any consent or further instructions from the Pledgors (or other registered owner), and the Pledgors agree that such Issuer and Partnership/LLC shall be fully protected in so complying. Each Issuer and Partnership/LLC agrees that its agreement set forth in the preceding sentence shall be sufficient to create in favor of the Agent, for the benefit of the Secured Parties, “control” of the Partnership/LLC Interests within the meaning of such term under Sections 8-106(c) and 9-106 of the Code. (Notwithstanding the foregoing, nothing in this Pledge Agreement is intended or shall be construed to mean or imply that the Partnership/LLC Interests constitute “securities” within the meaning of such term under Section 8-102(a)(15) of the Code or otherwise to limit or modify the application of Section 8-103(c) of the Code. Rather, the Agent has requested that this provision be included in this Pledge Agreement solely out of an abundance of caution in the event the Partnership/LLC Interests are, nevertheless, deemed to constitute “securities” under the Code.)

(b) Each Issuer and Partnership/LLC acknowledges receipt of a copy of this Pledge Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer and Partnership/LLC agrees to notify the Agent promptly in writing of the occurrence of any of the events described in Section 6(b) of this Pledge Agreement. Each Issuer and Partnership/LLC further agrees that the terms of Section 11 of this Pledge Agreement shall apply to it with respect to all actions that may be required of it under or pursuant to or arising out of Section 11 of this Pledge Agreement.

SECTION 27. Concerning the Agent. The provisions of Section 10 of the Loan Agreement shall inure to the benefit of the Agent in respect of this Pledge Agreement and shall be binding upon the Pledgors and the Secured Parties. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

(a) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action incidental thereto. As to any matters not expressly provided for herein, the Agent may request instructions from the Lenders and shall act or refrain from acting in accordance with written instructions from the Majority Lenders (or, when expressly required by this Pledge Agreement or the Loan Agreement, all the Lenders) or, in the absence of such instructions, in accordance with its discretion.

(b) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests therein purported to be granted by this Pledge Agreement, whether impaired by operation of law or by reason of any action or omission to act on its part (other than any such action or inaction constituting gross negligence or willful misconduct). The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Pledge Agreement by the Pledgors.

SECTION 28. Waiver of Jury Trial; Injunctive Relief; Punitive Damages.

(a) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b) Injunctive Relief. The Pledgors recognize that, in the event the Pledgors fail to perform, observe or discharge any of their obligations or liabilities under this Pledge Agreement, any remedy of law may prove to be inadequate relief to the Secured Parties. Therefore, the Pledgors agree that the Secured Parties, at the Secured Parties’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(c) Punitive Damages. The Agent, the Secured Parties and the Pledgors (on behalf of themselves and their Subsidiaries) hereby agree that no Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that it may now have or may arise in the future in connection with any judicial proceeding, dispute, claim or controversy arising out of, connected with or relating to this Pledge Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

SECTION 29. Counterparts; Integration; Effectiveness. This Pledge Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Pledge Agreement by signing any such counterpart. This Pledge Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Pledge Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Pledge Agreement. This Pledge Agreement shall remain in effect through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full and the Revolving Loan Commitments terminated.

SECTION 30. Survival of Indemnities. Notwithstanding any termination of this Pledge Agreement the indemnities to which the Agent and the Secured Parties are entitled under the provisions of Section 22 and any other provision of this Pledge Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Agent and the Secured Parties against events arising after such termination as well as before.

SECTION 31. Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Pledge Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

SECTION 32. Acknowledgements. Each Pledgor hereby acknowledges that:

(a) neither the Agent nor any Secured Party has any fiduciary relationship with or duty to any Pledgor arising out of or in connection with this Pledge Agreement or any of the other Loan Documents, and the relationship between the Pledgors, on the one hand, and the Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgors and the Secured Parties.

SECTION 33. Releases. At such time as the Obligations shall have been paid in full and the Revolving Loan Commitments have been terminated, this Pledge Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

SECTION 34. Additional Pledgors. Each Subsidiary of the Borrower that is required to become a party to this Pledge Agreement pursuant to Section 8.9 of the Loan Agreement shall become a Pledgor for all purposes of this Pledge Agreement upon execution and delivery by such Subsidiary of a supplement in form and substance satisfactory to the Agent.

[Signatures Page To Follow]

IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Joseph Zirkman
Name:	Joseph Zirkman
Title:	Vice President

PLEDGORS/ISSUERS:

CARROLS CORPORATION

By:	/s/ Joseph Zirkman
Name:	Joseph Zirkman
Title:	Vice President

TACO CABANA, INC.

By:	/s/ Joseph Zirkman
Name:	Joseph Zirkman
Title:	Vice President

T.C. MANAGEMENT, INC.

By:	/s/ Joseph Zirkman
Name:	Joseph Zirkman
Title:	Vice President

TP ACQUISITION CORP.

By:	/s/ Joseph Zirkman
Name:	Joseph Zirkman
Title:	Vice President

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[Pledge Agreement – Carrols Restaurant Group, Inc.]

GET REAL, INC.

By:	/s/ Vivian Lopez-Blanco
Name:	Vivian Lopez-Blanco
Title:	President

TPAQ HOLDING CORPORATION

By:	/s/ Vivian Lopez-Blanco
Name:	Vivian Lopez-Blanco
Title:	President

ISSUERS:

POLLO OPERATIONS, INC.

By:	/s/ Joseph Zirkman
Name:	Joseph Zirkman
Title:	Vice President

POLLO FRANCHISE, INC.

By:	/s/ Joseph Zirkman
Name:	Joseph Zirkman
Title:	Vice President

CARROLS REALTY I CORP.

By:	/s/ Joseph Zirkman
Name:	Joseph Zirkman
Title:	Vice President

CARROLS REALTY HOLDINGS CORP.

By:	/s/ Joseph Zirkman
Name:	Joseph Zirkman
Title:	Vice President

[Signature Pages Continue]

[Pledge Agreement – Carrols Restaurant Group, Inc.]

TC LEASE HOLDINGS III, V AND VI, INC.

By:	/s/ Joseph Zirkman
Name:	Joseph Zirkman
Title:	Vice President

PARTNERSHIPS/LLCS:

TEXAS TACO CABANA, L.P.
By: T.C. Management, Inc., its General Partner

By:	/s/ Joseph Zirkman
Name:	Joseph Zirkman
Title:	Vice President

[Signature Pages Continue]

[Pledge Agreement – Carrols Restaurant Group, Inc.]

AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Ronald F. Bentien, Jr.
Name:	Ronald F. Bentien, Jr.
Title:	Director

[Pledge Agreement – Carrols Restaurant Group, Inc.]